Exhibit 10.12

Confidential treatment has been requested for portions of this Exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

AMENDMENT NO. 2

TO

COLLABORATION AND LICENSE AGREEMENT

This Amendment No. 2 (the “Amendment”) dated as of January 31, 2003 (the “Amendment Date”) between ALTANA PHARMA AG (formerly BYK GULDEN LOMBERG CHEMISCHE FABRIK GMBH), with offices at Byk-Gulden-Strasse 2, D-78467 Konstanz, Germany (“ALTANA”) and GPC BIOTECH AG, including its Affiliates, with offices at Fraunhoferstrasse 20, D-82152 Martinsried/Munich, Germany (“GPC”) amends the Collaboration and License Agreement (the “Collaboration and License Agreement”) dated as of November 1, 2001 between GPC and ALTANA.

WHEREAS, ALTANA has determined that they wish to reduce the total number of GPC FTEs involved in the Collaboration and License Agreement from the Amendment Date;

WHEREAS, ALTANA and GPC wish to amend the Collaboration and License Agreement to reflect the changes in such total GPC FTE assignments;

WHEREAS, the Parties wish to also amend the Collaboration and License Agreement in order to reflect the responsibilities and obligations of the Steering Committees, particularly with respect to Target disposition and joint Target validation.

NOW, THEREFORE, the parties hereby agree as follows:

1. All references to BYK GULDEN LOMBERG CHEMISCHE FABRIK GMBH or BG in the Collaboration and License Agreement are hereby changed to ALTANA PHARMA AG or ALTANA respectively.

2. Amendment to Section 1.73: Section 1.73 of the Collaboration and License Agreement is hereby modified to read:

“Viable Target” shall mean an Accepted Target with respect to which ALTANA determines there is a good scientific and economic rationale and a reasonable practical basis to pursue efforts which finally might result in the development of a Product pursuant to this Agreement.

3. Amendment to Section 2.5.2(c): Section 2.5.2(c) of the Collaboration and License Agreement shall be amended as follows:

2.5.2	(c)(iv) determining and agreeing whether a compound to be assayed by use of the GPC Platform, GPC Platform Improvements, Third Party Technology, and Third Party Technology Improvements during the Collaboration Term is an ALTANA Compound; and

2.5.2	(c)(v) determining and agreeing whether a Target to be assayed by use of the GPC Platform, GPC Platform Improvements, Third Party Technology, or Third Party Technology Improvements during the Collaboration Term is an ALTANA Target.

4. Amendment to Section 2.5.3 and 2.5.5: Sections 2.5.3 and 2.5.5 of the Collaboration and License Agreement shall be amended to reflect the understanding by the Parties to read as follows:

2.5.3	Decisions of the Steering Committees. A quorum for a given Steering Committee shall be present at any meeting of the respective Steering Committee if at least one (1) representative of each Party is present at such meeting in person or by telephone or video conference. If a quorum exists at any meeting, the unanimous consent of all members of the respective Steering Committee present at such meeting is required to take any action on behalf of such Steering Committee. In the event that a Steering Committee cannot reach agreement within thirty (30) days as to any matter that is subject to its decision-making authority, the matter shall, in case of decisions of the Transfer Committee or the Collaboration Committee, be referred to the Joint Steering Committee, in the case of the Joint Steering Committee be referred to dispute resolution in accordance with Article 16.

2.5.5	Minutes and Reports. Each Steering Committee shall be responsible for keeping accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken. Within ten (10) business days of each meeting, the co-chairs shall provide the Parties with draft minutes of such meeting and a draft of a written accompanying report describing, in reasonable detail, the status of the Research Program or such other program as it falls under the responsibility of the respective Steering Committee, a summary of the work and progress to date, any issues requiring resolution and any proposed decisions and the action taken to all members of the respective Steering Committee. Within thirty (30) days of each meeting, the co-chairs will sign final versions of the meeting minutes and the accompanying report and such minutes and such report shall thereafter be recognized as duly accepted by the Parties. All records of each Steering Committee shall be available to both Parties.

5. Amendment to Section 2.9.1, 2.9.2, 2.9.4, and 2.9.5: Sections 2.9.1, 2.9.2, 2.9.4, and 2.9.5 of the Collaboration and License Agreement shall be amended to reflect the understanding practiced by the Parties to read as follows:

2.9.1	Target Identification. GPC and ALTANA shall use Commercially Reasonable Efforts in the Field to identify and validate Targets in the performance of the Collaboration, managed by the Collaboration Committee, according to the Research Plan in Exhibit B. The Collaboration Committee shall promptly notify the Joint Steering Committee of any such Target identified and submit the Designation Criteria of such Target and information regarding such place at which the agreed validation experiments have to be carried out as agreed by the Collaboration Committee. The Joint Steering Committee shall prioritize, coordinate and determine the extent of the further work to be performed as agreed by the Collaboration Committee for such Targets identified. Upon completion of such validation by ALTANA or GPC (as determined by the Collaboration Committee), the Collaboration Committee shall promptly notify the Joint Steering Committee of the results of such experiments pursuant to Section 2.9.2.

2.9.2	Recommendation by Collaboration Committee and Steering Committee. The Collaboration Committee shall, further to Section 2.9.1, without undue delay following disclosure of the validation results of any Target pursuant to Section 2.9.1, convene in person, by telephone or by video conference in order to evaluate each Target so validated and shall, if it considers the Designation Criteria to be met, recommend to the Joint Steering Committee that such Target be designated as a Catalogue Target. Upon receipt of such recommendation from the Collaboration Committee, the Joint Steering Committee itself shall review the results and, if it also considers the Designation Criteria to be met, recommend to ALTANA to designate such Target as a Catalogue Target, all without undue delay. Following such recommendation, ALTANA shall determine pursuant to Section 2.9.4 and 2.9.5 hereof, whether such Target shall be designated a Catalogue Target or a Reverted Target.

2.9.4	Catalogue Target. If ALTANA determines, within ninety (90) days of the date of the Joint Steering Committee meeting at which the recommendation to ALTANA with respect to a Target pursuant to Section 2.9.2 was made, that such Target meets the Designation Criteria, then ALTANA shall notify GPC in writing (the “Catalogue Target Notice”) and such Target shall constitute a “Catalogue Target”. ALTANA shall make the Research Milestone payment as specified in Section 6.1.5(c) within thirty (30) days from the Catalogue Target Notice. ALTANA shall have exclusive rights to any Licensed Patents claiming such Catalogue Target pursuant to Section 3.1.1. Within thirty (30) days after any Target becomes a Catalogue Target, GPC shall provide ALTANA with access to all Information under GPC Control for such Catalogue Target.

2.9.5	Reverted Target. If ALTANA determines that a Target does not meet the Designation Criteria and so notifies GPC in writing, or if ALTANA fails to notify GPC in writing with a Catalogue Target Notice of its determination within ninety (90) days of the Joint Steering Committee’s recommendation to ALTANA with respect to a Target pursuant to Section 2.9.2, or fails to make the payment required in Section 6.1.5(c) hereof and such failure has not been cured within twenty (20) days after receipt of notice thereof from GPC, then such Target shall be designated a “Reverted Target,” and GPC shall have exclusive rights to Collaboration Patents claiming such Reverted Target pursuant to Section 3.3.2.

6. Amendment to Section 3.2.3: Section 3.2.3 of the Collaboration and License Agreement is hereby amended to read as follows:

3.2.3	New Technology other than Platform Improvements. GPC hereby grants to ALTANA a perpetual, worldwide, co-exclusive license, with the right to grant sublicenses, to GPC’s interest in any intellectual property jointly conceived, discovered, identified or first reduced to practice during the Establishment Term by employees of GPC working on the Collaboration and employees of ALTANA that is not a Collaboration Technology, Platform Improvement or a Third Party Technology Improvement.

7. Amendment to Section 3.3.4: Section 3.3.4 of the Collaboration and License Agreement is hereby amended to read as follows:

3.3.4	New Technology other than Platform Improvements. ALTANA hereby grants to GPC a perpetual, worldwide, co-exclusive license, with the right to grant sublicenses, to ALTANA’s interest in any intellectual property jointly conceived, discovered, identified or first reduced to practice during the Establishment Term by employees of ALTANA and employees of GPC working on the Collaboration that is not a Collaboration Technology, Platform Improvement or a Third Party Technology Improvement.

8. Amendment to Section 4.2.1: Section 4.2.1(a) is hereby amended to replace “Collaboration Committee” with “ALTANA.”

9. Amendment to Section 6.1.4.: Section 6.1.4. of the Collaboration and License Agreement is hereby amended to insert after the last sentence:

“Notwithstanding the foregoing, the Annual Technology Transfer Fee due under this Agreement for the Research Year 2003, 2004, and 2005 shall be Two Million Two Hundred Thousand Dollars ($2,200,000).”

10. Amendment to Section 6.1.7.: Section 6.1.7. of the Collaboration and License Agreement is hereby amended to modify the third sentence and replace the last word so as to read:

“Substituted Product.”

11. Amendment to Exhibit E: The Table in Exhibit E of the Collaboration and License Agreement is hereby amended to modify the total number of GPC employees dedicated to the Center according to the following schedule:

	End of 2003	End of 2004	End of 2005	End of June 30, 2007
Total GPC FTEs	***	***	***	***

12. Amendment to Exhibit F: The last paragraph in Exhibt F, including the heading, is hereby amended to remove any Implementation Milestones due in the year 2007 so as to read.

Years 2005 and 2006

Annual Implementation Milestones with complexity similar to those defined above will be agreed by the Joint Steering Committee at the latest during the last quarter of 2004 for the calendar year 2005, and the last quarter of 2005 for the calendar year 2006. It is envisioned that there will be three Milestones in each of those years.

[remainder of this page intentionally left blank]

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties hereby have caused this Amendment to be executed as of the Amendment Date.

GPC BIOTECH AG

By:	/s/ Elmar Maier	By:	/s/ Mirko Scherer

Name:	Dr. Elmar Maier	Name:	Dr. Mirko Scherer

Title:	SVP Business Development	Title:	SVP Finance

Date:	11.6.2003	Date:	11/6/03

ALTANA PHARMA AG (formerly BYK GULDEN LOMBERG CHEMISCHE FABRIK GMBH)

By:	/s/ Radtke	By:	/s/ J. Schneider

Name:	Prof. Radtke	Name:	J. Schneider

Title:	Member of the Board of Mgmt.	Title:	Senior Director M&A

Date:	10.06.2003	Date:	10.06.2003